EXHIBIT 23.1 CONSENT OF DELOITTE & TOUCHE LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2005, relating to the consolidated financial statements and financial statement schedule of Mpower Holding Corporation and subsidiaries (which report on the consolidated financial statements and financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph relating to the preparation of the consolidated financial statements in conformity with AICPA Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code), and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Mpower Holding Corporation and subsidiaries for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Rochester, New York
September 21, 2005